Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fortive Corporation Amended and Restated 2016 Stock Incentive Plan, of our reports dated February 25, 2025, with respect to the consolidated financial statements of Fortive Corporation and the effectiveness of internal control over financial reporting of Fortive Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

October 17, 2025